Exhibit 2.2
HOME INNS & HOTELS MANAGEMENT, INC.
AS ISSUER
2.00% CONVERTIBLE SENIOR NOTES DUE DECEMBER 15, 2015
INDENTURE
DATED AS OF DECEMBER 21, 2010
THE BANK OF NEW YORK MELLON
AS TRUSTEE

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Exhibit A	Form of Security:
- Assignment Form
Exhibit B	Form of Restricted Stock Legend
Exhibit C	Form of Transfer Certificate
Exhibit D	Form of Rider 144A Conversion Notice
Exhibit E	Form of International Conversion Notice
Exhibit F	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit G	Form of Fundamental Change Repurchase Notice

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THIS INDENTURE, dated as of December 21, 2010, is between Home Inns & Hotels Management, Inc., an exempted Cayman Islands company (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).
Recitals
The Company has duly authorized the creation of an issue of its 2.00% Convertible Senior Notes due December 21, 2015 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.
All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Incorporation by Reference
Section 1.01. Definitions.
“ADS” means the Company’s American depositary shares, each representing two Ordinary Shares of the Company. Subject to the provisions of Section 5.12, however, ADSs issuable on conversion of Securities shall include only ADSs of the class of Ordinary Shares designated as Common Stock, par value $0.005, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Additional Interest” means interest payable pursuant to Section 8.02.
“Additional Securities” means an unlimited maximum aggregate principal amount of Securities issued under this Indenture.
“Additional Shares” has the meaning specified in Section 5.10.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, or Conversion Agent.
“Agent Members” has the meaning set forth in Section 2.03(c).
“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the DTC, Euroclear or Clearstream, as the case may be, in each case to the extent applicable to such transfer or exchange.
“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.
“beneficially own” and “beneficially owned” have the meanings set forth in Section 4.01(a).
“beneficial owner” has the meaning set forth in Section 4.01(a).
“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of such board of directors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Legal Holiday.
“Capital Stock” has the meaning set forth in Section 4.01(a).
“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Certificated Security” means a Rule 144A Certificate Security or an International Certificated Security.
“Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).
“Close of Business” means 5:00 p.m. New York City time.

“Closing Date” means December 21, 2010.
“Closing Sale Price” of the ADSs on any Trading Day means the reported last sale price per ADS (or, if no last sale price is reported, the average of the bid and ask prices per ADS or, if more than one in either case, the average of the average bid and the average ask prices per ADS) on such date reported by the NASDAQ Global Market or, if the ADSs are not listed for trading on the NASDAQ Global Market, as reported by the principal U.S. national or regional securities exchange on which the ADSs is listed or if the ADSs are not so listed for trading on a principal U.S. national or regional securities exchange, on the primary other market on which the ADSs are then traded.
“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.
“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
“Company Order” has the meaning specified in Section 2.04(d).
“Company’s Filing Obligations” has the meaning specified in Section 8.02.
“Conversion Agent” has the meaning set forth in Section 2.05.
“Conversion Date” has the meaning set forth in Section 5.02(a).
“Conversion Notice” has the meaning set forth in Section 5.02(a).
“Conversion Price” means, per ADS, at any time, $1,000 divided by the then-applicable Conversion Rate, rounded to the nearest cent, subject to adjustment as set forth herein.
“Conversion Rate” means initially 20.2560 ADSs per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon, Hong Kong Branch, Level 12, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.
“Deposit Agreement” means the Deposit Agreement, dated as of October 31, 2006, among the Company, The Bank of New York, as ADS depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder.
“Depositary” has the meaning set forth in Section 2.03(b).
“Designated Institution” has the meaning set forth in Section 5.15(a).
“Distribution Compliance Period” has the meaning set forth in Section [[2.6(b)]].
“DTC” means The Depository Trust Company, a New York corporation.
“DTC Custodian” means The Bank of New York Mellon, as custodian of the Rule 144A Global Notes for DTC under a custody agreement or any similar successor agreement.
“Event of Default” has the meaning set forth in Section 8.01.
“Ex Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Euroclear” means Euroclear Bank S.A./N.V. (or any successor securities clearing agency).
“Expiration Date” has the meaning set forth in Section 5.06(e).
“Final Offering Circular” means the final offering circular, dated December 14, 2010, relating to the Securities.
“Free Trade Date” means the first anniversary of the later of (i) the original issue date of the Securities and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof).
“Freely Tradable” means, with respect to the Securities and the ADSs issuable upon conversion of the Securities, if any, that such Securities or such ADSs, if any, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Security Legend or Restricted Stock Legend and (iii) with respect to Global Securities only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

“Fundamental Change” has the meaning set forth in Section 4.01(a).
“Fundamental Change Company Notice” has the meaning set forth in Section 4.01(a).
“Fundamental Change Repurchase Date” has the meaning set forth in Section 4.01(a).
“Fundamental Change Repurchase Price” has the meaning set forth in Section 4.01(a).
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.
“Global Security” means a permanent Rule 144A Global Security or International Global Security.
“Holder” means the Person in whose name a Security is registered on the Registrar’s books.
“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.
“Initial Purchasers” means the initial purchasers named in the Purchase Agreement.
“Initial Securities” has the meaning set forth in the Recitals.
“Interest Payment Date” means June 15 and December 15 of each year, beginning June 15, 2011.
“International Certificated Security” means an International Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.
“International Global Security” means a permanent Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
“International Securities” means the International Global Security and the International Certificated Securities.
“Legal Holiday” has the meaning set forth in Section 13.07.
“Make-Whole Effective Date” has the meaning set forth in Section 5.10(b).
“Make-Whole Fundamental Change” has the meaning set forth in Section 5.10(a).

“Market Disruption Event” means (a) a failure by the primary U.S. exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock traded in the United States.
“Maturity Date” means December 15, 2015.
“Merger Event” has the meaning set forth in Section 5.12.
“Notice of Default” means written notice provided to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of Securities then outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.
“Officer’s Certificate” means a certificate signed by at least one Officer of the Company; provided, however, that for purposes of Sections 5.12 and 6.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.
“Opening of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion of counsel, who may be external counsel or an employee of the Company, and who shall be reasonably acceptable to the Trustee, and in a form reasonably satisfactory to the Trustee.
“Ordinary Share” means the ordinary shares, $0.005 par value per share, of the Company, or such other Common Stock of the Company into which the Company’s Ordinary Share is reclassified or changed.
“outstanding”, with regard to any Security, has the meaning set forth in Section 2.10.
“Paying Agent” has the meaning set forth in Section 2.05.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
“Purchase Agreement” means the Purchase Agreement dated December 14, 2010 between the Company and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Record Date” means, with respect to the payment of interest on the Securities, the June 1 (whether or not a Business Day) next preceding an Interest Payment Date on June 15 and the December 1 (whether or not a Business Day) next preceding an Interest Payment Date on December 15.
“Reference Property” has the meaning set forth in Section 5.12.
“Register” has the meaning set forth in Section 2.05.
“Registrar” has the meaning set forth in Section 2.05.
“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof between the Company and the Initial Purchasers.
“Regulation S” means Regulation S, as amended from time to time, under the U.S. Securities Act, or any successor provision.
“Repurchase Date” means a Fundamental Change Repurchase Date.
“Repurchase Notice” has the meaning set forth in Section 4.01(c).
“Repurchase Price” means the Fundamental Change Repurchase Price.
“Restricted Securities Legend” means a legend that includes the information called for by footnote 2 of Exhibit A.
“Restricted Security” has the meaning set forth in Section 2.14(e)(i).
“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of the ADSs issued upon conversion of the Securities.
“Rights Plan” has the meaning set forth in Section 5.14.
“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
“Rule 144A Certificated Security” means a Rule 144A Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.
“Rule 144A Global Security” means a permanent Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.
“Rule 144A Securities” means the Rule 144A Global Security and the Rule 144A Certificated Securities.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the primary U.S. exchange or quotation system on which the Common Stock is listed or admitted for trading, or if the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
“Security” and “Securities” have the meaning set forth in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single series for all purposes under this Indenture.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.
“Significant Subsidiary” means a Subsidiary that is a significant subsidiary as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.
“Spin-Off’ has the meaning set forth in Section 5.06(c).
“Stock Price” has the meaning set forth in Section 5.10(b).
“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day on which (i) trading in the ADSs generally occurs on the NASDAQ Global Market or, if the ADSs are not then listed on the NASDAQ Global Market, on the primary other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the primary other market on which the ADSs are then traded and (ii) there is no Market Disruption Event. If the ADSs are not so listed or traded, “Trading Day” shall mean a Business Day.
“transfer” has the meaning set forth in Section 2.14(e).
“Trigger Event” has the meaning set forth in Section 5.06(b).
“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” should mean such successor Trustee.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, senior associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Valuation Period” has the meaning set forth in Section 5.06(c).
“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Stock” has the meaning set forth in Section 4.01(a).
Section 1.02. TIA Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.
Section 1.03. Rules of Construction. Unless the context otherwise requires:
(a) a term has the meaning assigned to it herein;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) words in the singular include the plural, and words in the plural include the singular;
(d) provisions apply to successive events and transactions;
(e) the masculine gender includes the feminine and the neuter;

(f) references to agreements and other instruments include subsequent amendments thereto;
(g) “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(h) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture.
ARTICLE 2
The Securities
Section 2.01. Title and Terms; Principal and Interest. The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $184,000,000 and the aggregate amount of Additional Securities is unlimited. Securities may also be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.08, 2.09, 2.12, 2.14, 3.06, 4.04 and 5.02.
The Initial Securities and the Additional Securities, if any, shall be known and designated as the “2.00% Convertible Senior Notes due December 15, 2015” of the Company.
The Securities shall mature December 15, 2015.
The Securities shall bear interest at the rate of 2.00% per annum, from December 21, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears, on June 15 and December 15 of each year, commencing on June 15, 2011, until the principal thereof is paid or made available for payment. Interest (including Additional Interest, if any) will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will cease to accrue on a Security upon the Maturity Date or upon its earlier conversion or repurchase.
Principal and interest (including Additional Interest, if any) on Global Securities shall be payable in the manner set forth in Section 6.01.
The Securities shall be convertible as provided in Article 5.
Section 2.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any multiple thereof.
Section 2.03. Form and Dating. The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(a) Global Securities.
(i) All of the Securities shall be issued initially in the form of one or more Global Securities. Securities sold within the United States pursuant to Rule 144A to institutions which are QIBs shall be represented by one Rule 144A Global Security, in fully registered form, substantially in the form of Exhibit A-1 hereto and Securities sold outside the United States in offshore transactions in reliance on Regulation S shall be represented by one International Global Security (together with the Rule 144A Global Security, “Global Securities”), in fully registered form, substantially in the form of Exhibit A-2 hereto, in each case delivered to the Trustee and executed by an Officer of the Company. All such Securities so executed and delivered to the Trustee shall be in an initial aggregate principal amount that shall equal the aggregate principal amount of the Securities that are to be issued on the Closing Date. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture. If either a Rule 144A Global Security or an International Global Security is not initially issued, such Global Security may be subsequently issued to facilitate transfer of interests between Global Securities by issuing such Global Security in accordance with the procedures described in this Article 2.
(ii) The Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that they shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.14 hereof and shall be made on the records of the Trustee and the Depositary.
(iii) The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to promptly deliver ), authenticate and deliver in accordance with Section 2.04, initially one or more Global Securities. The Rule 144A Global Security (i) shall be delivered by the Trustee on behalf of DTC to and deposited with the DTC Custodian, and shall be registered in the name of a nominee of DTC, Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially as set forth in Exhibit A. The International Global Security (i) shall be deposited with, and registered in the name of, the DTC Custodian for Euroclear and Clearstream and (ii) shall also bear a legend substantially as set forth in Exhibit A.

(b) Book Entry Provisions. Members of, or participants in, the DTC or Euroclear or Clearstream, as the case may be (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the DTC Custodian or under the Global Security, and the DTC or Euroclear or Clearstream, as the case may be, (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the DTC or Euroclear or Clearstream, as the case may be, or such nominee, as the case may be, or (ii) impair, as between the DTC or Euroclear or Clearstream, as the case may be and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.
(c) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.14(a)(i).
(d) Restrictive Legends. Each Restricted Security shall bear a Restricted Securities Legend. Each ADS issued upon conversion of a Restricted Security shall bear the Restricted Stock Legend unless removed in accordance with the provisions of Section 2.14 or otherwise at the direction of the Company.
Section 2.04. Execution and Authentication. An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
(a) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
(b) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
(c) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $184,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities be represented by a Rule 144A Global Security and an International Global Security and the date on which each original issue of Securities is to be authenticated. The Company may, without the consent of the Holders, issue Additional Securities with the same terms and with the same CUSIP number as the Initial Securities in an unlimited aggregate principal amount; provided, however that no such Additional Securities may be issued unless fungible with the Initial Securities for U.S. federal income tax purposes (as determined by the Company); and provided, further, that the Additional Securities have the same CUSIP number as the Initial Securities. The Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order of the Company in aggregate principal amount as specified in such Company Order (except as provided in Section 2.09). Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to repurchase.

(d) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for repurchase or payment (the “Paying Agent”), an office or agency where Securities may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 6.06, the Company shall at all times maintain a Paying Agent, Conversion Agent and Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.
The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Registrar includes any co-registrar, including any named pursuant to Section 6.06. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.06. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.06.
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.
The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.06. Paying Agent to Hold Money and Securities in Trust. Prior to 10:00 a.m., New York City time, on the Business Day one day prior to each Interest Payment Date or other due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall, prior to 10:00 a.m, New York City time, on the second Business Day prior to each Interest Payment Date or other due date of payments in respect of any Security, further procure that the bank effecting such payment confirms by authenticated SWIFT message to the Paying Agent the payment instructions relating to such payment. The Paying Agent shall not be bound to make any payment to Holders hereunder until it has received the full amount due to be paid by it relating to any payment to Holders hereunder. The Company shall require each Paying Agent to agree in writing that such Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by such Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent (i) it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund and (ii) an installment of principal or interest payable hereunder shall be considered paid on the due date on if paid to the Holders.
The Company at any time may require the Paying Agent to pay all cash held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent require such Paying Agent to pay forthwith to the Trustee all cash so held in trust by such Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash.
Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Trustee may reasonably request.
Section 2.08. Transfer and Exchange.
(a) Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.05, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

None of the Company, any Registrar or the Trustee shall be required to register a transfer or exchange of any Securities for which the Holder has delivered, and not validly withdrawn, a Repurchase Notice, except, in the case of a partial repurchase, with respect to that portion of the Securities not being repurchased.
All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
(b) Any Registrar appointed pursuant to Section 2.05 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any applicable federal or state or other securities and tax laws (including with respect to any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) and shall have no duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.
Section 2.09. Replacement Securities. If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security and/or indemnity as shall be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to promptly deliver), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3 or Article 4, the Company in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay or repurchase such Security, as the case may be.
Upon the issuance of any new Securities under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other properly incurred expenses (including the properly incurred fees and expenses of the Trustee or the Registrar) in connection therewith.
Every new Security issued pursuant to this Section 2.09 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.09 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.10. Outstanding Securities. When used with reference to the Notes, “outstanding”, subject to the provisions of Section 2.11, means, as of the date of determination, all Notes authenticated and delivered under this Indenture, except
(a) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;
(b) Notes, or portions thereof, for the payment of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying, Conversion and Transfer Agent;
(c) Notes in substitution for which other Bonds shall have been authenticated and delivered pursuant to the terms of Section 2.08 or Section 2.09, or which shall have been paid (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a person in whose hands such Note is a legal, valid and binding obligation of the Company); and
(d) Notes, the payment obligations of which have been discharged pursuant to Section 5.01 or 12.01 hereunder.
If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Maturity Date or the Repurchase Date, as the case may be, cash or securities, sufficient to pay Securities payable, then immediately after such Maturity Date or Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue.
If a Security is converted in accordance with Article 5, then from and after the Close of Business on the Conversion Date, such Security shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.
Subject to the restrictions contained in Section 2.11, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
Section 2.11. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.12. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to promptly deliver), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
Section 2.13. Cancellation. The Company at any time may deliver Securities to the Registrar for cancellation. The Trustee, the Paying Agent and the Conversion Agent shall forward to the Registrar or its agent any Securities surrendered to them for transfer, exchange, payment, repurchase, conversion or cancellation. The Registrar and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, repurchase, conversion or cancellation and shall deliver the cancelled Securities to the Company.
All Securities that are repurchased pursuant to Article 4 or otherwise acquired by the Company shall be delivered to the Registrar for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Registrar for cancellation.
Section 2.14. Additional Transfer and Exchange Requirements.
(a) Transfer and Exchange of Global Securities.
(i) Certificated Securities may be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days, (y) either Euroclear or Clearstream or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, (z) if an Event of Default has occurred and is continuing, or (aa) by the Company in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to promptly deliver), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the DTC, Euroclear or Clearstream as applicable, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.14(a)(i), unless and until a Global Security is exchanged for Certificated Securities, a Global Security may be transferred, in whole, but not in part, only (i) by the DTC Custodian to a nominee of such DTC Custodian, (ii) by a nominee of such DTC Custodian to such DTC Custodian, as the case may be, or another nominee of such DTC Custodian, or (iii) by such DTC Custodian, or any such nominee to a successor DTC Custodian, as the case may be, or a nominee of any such successor DTC Custodian, as the case may be, in either case approved by the Trustee and appointed by the Company.
(b) Transfer and Exchange of Certificated Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.14(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:
(i) to register the transfer of the Certificated Securities to a Person who will take delivery thereof in the form of Certificated Securities only; or
(ii) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.08(a).
(c) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.14(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:
(i) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, or
(ii) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by cancelling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to promptly deliver) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.08(a).
(d) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.
(e) Transfer Restrictions.
(i) Every Security that bears or is required under this Section 2.14(e) to bear the applicable Restricted Securities Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the applicable Restricted Securities Legend unless such restrictions on transfer shall be eliminated pursuant to the terms hereof or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.14(e), and Sections 2.14(f), 2.14(j) and 2.14(k), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security. Except as otherwise provided in this Indenture with respect to any Restricted Security (including, without limitation, Section 2.14(h) below) if a request is made to remove the legend on any Restricted Security, the legend shall not be removed unless there is delivered to the Company, the Trustee and the Registrar such satisfactory evidence that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144, that such Securities are not “restricted securities” within the meaning of Rule 144 and that transfers thereof comply with all other applicable securities laws and regulations. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend.
(ii) Any certificate evidencing such Securities (and all Securities issued in exchange therefor or substitution thereof, other than ADSs, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the applicable Restricted Securities Legend unless such Securities have been transferred (A) under a registration statement that has been declared effective under the Securities Act, or (B) pursuant to and in compliance with Rule 144 and satisfactory evidence of such compliance is provided to the Company.

(f) Legends on the ADSs.
(i) Each ADS that is represented by a certificate that bears or is required to bear a Restricted Stock Legend shall be subject to the restrictions on transfer set forth therein, and each holder of such share, by acceptance thereof, agrees to be bound by all such restrictions on transfer. Any certificate representing ADSs issued upon conversion of a Restricted Security shall bear the Restricted Stock Legend unless the Restricted Security or such ADS, as applicable, has been transferred (a) under a registration statement that has been declared effective under the Securities Act; or (b) pursuant to and in compliance with Rule 144 and satisfactory evidence of such compliance is provided to the Company.
(ii) Any such ADSs as to which such legend requirements shall have expired in accordance with their terms may, subject to applicable securities laws and regulations and upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the Depositary, be exchanged for a new certificate or certificates for a like aggregate number of ADSs which shall not bear the Restricted Stock Legend.
(g) Reserved.
(h) Upon the transfer, exchange or replacement of Securities represented by one or more Global Securities held by or on behalf of the DTC Custodian and not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities represented by one or more Global Securities held by or on behalf of the DTC Custodian and bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless (i) the requested transfer is made pursuant to and in compliance with Rule 144 and satisfactory evidence of such compliance is provided to the Company, (ii) there is delivered to the Trustee, the Securities Agent and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit G hereto. Upon the effectiveness, under the Securities Act, of the “Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Agent a notice of effectiveness, a Global Security or Global Securities, which do not bear the Restricted Securities Legend, a Company Order and an opinion of counsel and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the “Shelf Registration Statement” (as defined in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any “Subsequent Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Agent a notice of effectiveness and an opinion of counsel. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee and the Securities Agent, and upon any sale or transfer of a beneficial interest in connection with which the Restricted Securities Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(i) Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
(j) The restrictions imposed by Section 2.14(e) upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act, transferred in compliance with Rule 144 (provided that satisfactory evidence of such compliance is provided to the Company) or the Free Trade Date has occurred. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.14, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.14. The Company shall inform the Trustee in writing upon the occurrence of the Free Trade Date.
(k) Notwithstanding the other provisions of this Section 2.14, any certificate (i) evidencing a Security that has been transferred to an Affiliate within one (1) year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one (1) year after the last date on which the Company or any Affiliate was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Restricted Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee and the Registrar).
Section 2.15. CUSIP Numbers.
(a) The Company, in issuing the Securities, shall use restricted CUSIP and ISIN numbers for such Securities (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.14. At such time as the legend is removed from such Securities pursuant to Section 2.14, the Company will use an unrestricted CUSIP number for such Security, but only with respect to the Securities where so removed. The Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee, in writing, in the event of any change in the CUSIP or ISIN numbers.

(b) Until such time as the Restricted Stock Legend is no longer required to be borne by any ADSs issued upon the conversion of the Securities pursuant to Section 2.14 or otherwise, any ADSs issued upon conversion of the Securities shall bear a restricted CUSIP number. At such time as the Restrictive Stock Legend is no longer required to be borne by any ADSs issued upon the conversion of the Securities pursuant to Section 2.14 or otherwise, any ADSs issued upon conversion of the Securities shall bear an unrestricted CUSIP number.
Section 2.16. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and interest (including Additional Interest, if any) on such Security, for the purpose of receiving ADSs upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Section 2.17. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company.
ARTICLE 3
[Reserved]
ARTICLE 4
Repurchase of Securities
Section 4.01. Repurchase of Securities at Option of Holders.
(a) Repurchase of Securities at Option of Holders upon a Fundamental Change. In the event of a Fundamental Change at any time that Securities remain outstanding, Securities shall be repurchased by the Company, at the option of any Holder thereof, on a date specified by the Company that is not less than 20 nor more than 45 Business Days after the date the Company delivers the Fundamental Change Company Notice to the Holders (the “Fundamental Change Repurchase Date”), at a repurchase price in cash for each $1,000 principal amount of the Securities tendered for repurchase equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest thereon, including Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 4.01(c); provided, however, that if any Security is repurchased pursuant to this Section 4.01(a) during the period from the Close of Business of any Record Date to the Opening of Business on the corresponding Interest Payment Date, the interest, including Additional Interest, if any, payable with respect to such Security on such Interest Payment Date shall be payable on the Fundamental Change Repurchase Date to the Holders of record at the Close of Business on the corresponding Record Date and not to the Holders submitting Securities for repurchase.

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:
(1) any person or group (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any of its Subsidiaries) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing, or the Company otherwise becomes aware, that such person is or has become the beneficial owner, directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;
(2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets, or any Person consolidates with, or merges with or into, the Company; provided, however, that any such transaction (a) solely for purposes of changing the jurisdiction of organization of the Company and pursuant to which the Ordinary Shares are not changed or exchanged except to the extent necessary to reflect a change in the jurisdiction of organization or (b) pursuant to which the Persons that beneficially owned, directly or indirectly, shares of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of Voting Stock representing a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person or the parent entity thereof immediately after such transaction, shall not be a Fundamental Change pursuant to this clause (2);
(3) the ADSs, or other common stock into which the Securities are then convertible, ceases to be listed on a U.S. national securities exchange for a period of three (3) consecutive Trading Days; or
(4) the adoption of any plan relating to the liquidation or dissolution of the Company.
Notwithstanding anything to the contrary set forth in this Section 4.01(a), a Fundamental Change as a result of clause (2) of the definition thereof shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation otherwise constituting the Fundamental Change consists of common stock or depositary receipts traded or quoted on a U.S. national securities exchange (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Securities become convertible solely into shares of such common stock.
For purposes of this Section 4.01(a):
(i) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

(ii) “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;
(iii) “board of directors” means the board of directors or other governing body charged with the ultimate management of any person;
(iv) “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
(v) “person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision; and
(vi) “Voting Stock” means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees of a Person.
The Company shall provide written notice to the Trustee and each Holder (in a manner reasonably calculated by the Company to inform all beneficial owners as required by applicable law) in accordance with Section 13.02 within 15 Business Days after the effective date of a Fundamental Change (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice delivered pursuant to the immediately preceding sentence shall include the form of a Repurchase Notice to be completed by the Holder and shall state, as applicable:
(1) the events causing a Fundamental Change;
(2) the effective date of such Fundamental Change;
(3) that the Holder has a right to require the Company to repurchase the Holder’s Securities;
(4) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change repurchase right;
(5) the Fundamental Change Repurchase Price;
(6) the Fundamental Change Repurchase Date;
(7) the name and address of the Paying Agent and the Conversion Agent;

(8) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Repurchase Price;
(9) that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security;
(10) the then-applicable Conversion Rate and any adjustments to the Conversion Rate that will result from the Fundamental Change;
(11) that the Securities with respect to which a Repurchase Notice has been given may be converted pursuant to Article 5 of this Indenture only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
(12) the procedures that the Holder must follow to exercise its Fundamental Change repurchase right under this Section 4.01(a);
(13) the procedures for withdrawing a Repurchase Notice;
(14) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest, including Additional Interest, if any, on Securities surrendered for repurchase by the Company, shall cease to accrue on and after the Fundamental Change Repurchase Date; and
(15) the CUSIP number(s) of the Securities.
If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.
At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three (3) Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 4.01(a); provided further, however, that the text of such notice shall be prepared by the Company.
No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 4.01(a).
(b) [Reserved].

(c) Repurchase Notice. A Holder may exercise its right specified in Section 4.01(a), upon delivery of a written notice (which shall be in substantially the form included in Exhibit F hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Repurchase Notice”), to the Paying Agent, and such Repurchase Notice must be received by the Paying Agent, (i) with respect to a Fundamental Change repurchase right under Section 4.01(a), no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase. The Repurchase Notice must state:
(1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be repurchased or, if such Securities are represented by a Global Security, that such notice complies with the Applicable Procedures;
(2) the portion of the principal amount of the Securities that the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or a multiple thereof; and
(3) that such Securities shall be repurchased by the Company on the Repurchase Date pursuant to the terms and conditions specified in this Indenture.
The delivery of such Security to the Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price.
The Company shall repurchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Section 4.01(c) that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.01(c) shall have the right to withdraw such Repurchase Notice in accordance with Section 4.02(b).
The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
(d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Repurchase Notice must be delivered or withdrawn and such Securities must be surrendered or delivered for repurchase in accordance with the Applicable Procedures.
Section 4.02. Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 4.01(c) and the delivery to the Paying Agent of the Security in respect of which such Repurchase Notice was given, in the manner required by Section 4.01(c), the Holder of such Security shall (unless such Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder promptly following the later of (i) the Repurchase Date with respect to such Security (provided the conditions in Section 4.01(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.01(c). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 hereof on or after the date of the delivery of such Repurchase Notice, unless such Repurchase Notice has first been validly withdrawn in accordance with Section 4.02(b).

(a) A Repurchase Notice may be withdrawn (in whole or in part) upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, must be delivered electronically or by other means in accordance with the Applicable Procedures) to the Paying Agent, and such written notice of withdrawal must be received by the Paying Agent, at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date, specifying:
(i) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted;
(ii) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted or that the withdrawal notice complies with the Applicable Procedures with respect to all withdrawn Securities represented by a Global Security; and
(iii) the principal amount, if any, of the Securities that remains subject to the original Repurchase Notice and that has been or shall be delivered for repurchase by the Company.
Section 4.03. Deposit of Repurchase Price. Prior to 10:00 a.m., New York City time, on the Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06) an amount in cash (in immediately available funds if deposited on such Repurchase Date) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be repurchased on that Repurchase Date.
If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Repurchase Date, cash sufficient to pay the Repurchase Price of any Security for which a Repurchase Notice has been delivered and not validly withdrawn in accordance with Section 4.02(b) of this Indenture, then, on and after such Repurchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue thereon, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities by the Holders to the Paying Agent).
Section 4.04. Securities Repurchased in Part. Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after the Repurchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to promptly deliver), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

Section 4.05. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.03 exceeds the aggregate Repurchase Price of the Securities or portions thereof that the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess cash to the Company.
Section 4.06. Compliance with Securities Laws upon Repurchase of Securities. When complying with the provisions of this Article 4, the Company shall to the extent applicable:
(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any repurchase pursuant to Section 4.01 to be exercised in the time and in the manner specified therein.
ARTICLE 5
Conversion
Section 5.01. Conversion Privilege. Subject to and upon compliance with the further provisions of this Article 5 and Paragraph 7 of the Securities, a Holder may convert its Securities (or any portion thereof equal to $1,000 principal amount or a multiple of $1,000 principal amount in excess thereof) at the Conversion Rate, subject to adjustments as set forth in this Article 5, by delivering a Conversion Notice anytime starting from the earlier of (x) the date on which the registration statement described in the Registration Rights Agreement becomes effective and (y) the first anniversary of the date on which the Company first issues Securities (such date, the “Conversion Period Start Date”) until no later than the Close of Business on the Business Day immediately preceding the Maturity Date. Holders may not submit, and the Trustee is not obligated to accept or process, any Conversion Notice prior to the Conversion Period Start Date.
Section 5.02. Conversion Procedures. The right of conversion attaching to any Security may be exercised (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the DTC, Euroclear or Clearstream, as applicable, in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth in Exhibit D or Exhbit F (as applicable) for Rule 144A Securities purchased by Holders pursuant to Rule 144A or in Exhibit E or Exhbit F (as applicable) for International Securities purchased outside the United States pursuant to Regulation S (either such conversion notice, a “Conversion Notice”), which once delivered, shall be irrevocable; (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.09 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent; (4) payment of any tax or duty, in accordance with Section 5.04; and (5) payment of any interest (including Additional Interest, if any) payable on the Securities in accordance with Section 5.03(b). The date on which the Holder satisfies all of the requirements specified in this Section 5.02 shall be the “Conversion Date”, which shall in no event be earlier than the Conversion Period Start Date.

(a) Each Conversion Notice shall state the name or names (with address or addresses) of the Person or Persons to whom the ADSs issuable upon conversion should be recorded in the ADS registry of the ADS Depositary on such conversion. All such Securities surrendered for conversion shall, unless the ADSs issuable on conversion are to be issued in the same name as the registered Holder of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or its duly authorized attorney.
(b) Upon conversion of the Securities, the Company shall issue Ordinary Shares registered in the name of the Depositary (or the custodian for the Depositary under the Deposit Agreement), and cause the Depositary to issue ADSs and register such ADSs in the name of the converting Holder, for the number of ADSs issuable in respect of such conversion in accordance with the provisions of this Article 5, no later than the third Trading Day following the Conversion Date. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to such Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) immediately prior to the Close of Business on the Conversion Date, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby; provided, however, that if a Conversion Date occurs on a date when the of the Company or the ADS registry of the Depositary shall be closed, the Person or Persons in whose name such ADSs are to be registered shall be deemed to have become the record holder or holders thereof for all purposes on the next day on which such is open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.
(c) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.
(d) No Conversion Notice with respect to any Securities may be delivered by a Holder thereof if such Holder also has delivered a Repurchase Notice and not validly withdrawn such Repurchase Notice in accordance with the applicable provisions of Section 4.02(b).

Section 5.03. Payment upon Conversion. Upon conversion, Holders shall not receive any separate cash payment or adjustment for accrued and unpaid interest, including Additional Interest, if any, unless such conversion occurs during the period from the Close of Business on any Record Date to the Opening of Business on the corresponding Interest Payment Date, in which case such payment shall be payable to the Holder of the converted Securities as of the Record Date.
(a) Securities surrendered for conversion during the period from the Close of Business of any Record Date to the Opening of Business on the corresponding Interest Payment Date, must be accompanied by funds equal to the amount of interest (including any Additional Interest, if any) payable on the Securities being converted; provided, however, that such payment is not required to be made (i) if the conversion is in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and prior to the corresponding Interest Payment Date; (ii) with respect to any Securities converted after the Record Date immediately preceding the Maturity Date of the Securities; or (iv) to the extent of any overdue interest (including overdue Additional Interest, if any), if overdue interest exists at the time of conversion with respect to the Securities being converted.
(b) The Company shall not cause the Depositary to issue fractional ADSs upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional ADSs would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash equal to the fraction of a an ADS otherwise issuable multiplied by the Closing Sale Price on the Conversion Date.
Section 5.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of ADSs, if any, upon exercise of such conversion rights, provided that each Holder shall pay any ADS issuance fees payable under the Deposit Agreement. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involved in the issuance, delivery or registration of ADSs in a name other than the Holder’s name The Company may refuse to deliver ADSs being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
Section 5.05. Company to Provide Stock. The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, (i) reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of Ordinary Shares and (ii) maintain sufficient capacity under its ADS facility, Deposit Agreement and registration statement on Form F-6 to permit delivery upon conversion of all of the Securities.
(a) All ADSs that may be issued upon conversion of the Securities shall be issued upon the issuance and deposit of newly issued Ordinary Shares of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(b) The Company shall comply with all applicable securities laws regulating the offer and issuance of ADSs upon conversion of Securities and shall list or cause to have quoted such ADSs on the national securities exchange on which the ADSs are then listed or quoted; provided, however, that, if the rules of such exchange permit the Company to defer the listing of such ADSs until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange at such time
(c) If the Company’s ADS facility maintained with The Bank of New York Mellon, as Depositary, is terminated for any reason, the Securities will become convertible into Ordinary Shares. In such case, all references to ADSs will be deemed to refer Ordinary Shares, and all references to the “Closing Sale Price” and “Trading Days”, in each case, of the ADSs, will be deemed to refer to the “Closing Sale Price” and “Trading Days” of the Company’s Ordinary Shares, and other appropriate adjustments, including adjustments to the applicable Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.
Section 5.06. Adjustment of Conversion Rate. If the number of our Ordinary Shares represented by ADSs is changed, the Company will make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by ADSs upon which conversion of the Securities is based remains the same. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if (i) Holders of Securities may participate, as a result of holding the Securities, in the transactions described in this Section 5.06 without having to convert their Securities, (ii) Holders of Securities are not eligible to participate in the relevant transaction described below or (iii) appropriate adjustments to the number of Ordinary Shares represented by each ADS have been made for the relevant transactions described below:
(a) If the Company issues Ordinary Shares as a dividend or distribution on Ordinary Shares, which dividend or distribution consists exclusively of Ordinary Shares, or subdivides or combines the outstanding Ordinary Shares, the Conversion Rate will be adjusted based on the following formula:

CR1=CR0	X	OS1

OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date of such dividend or distribution, or the effective date of such subdivision or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex Date or effective date;

OS0	=	the number of shares of Ordinary Shares outstanding immediately prior to the Opening of Business on such Ex Date or effective date; and

OS1	=	the number of shares of Ordinary Shares outstanding immediately after the Opening of Business on such Ex Date or effective date after giving effect to such dividend, distribution, subdivision or combination.
Any adjustment to the Conversion Rate made pursuant to this Section 5.06(a) shall become effective immediately after the Opening of Business on the Business Day following the Ex Date for such dividend or distribution, or the effective date for such subdivision or combination. If any dividend or distribution of the type described in this Section 5.06(a) is declared but not paid or made, or the outstanding Ordinary Shares are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution, or such subdivision or combination, had not been declared or announced.
(b) If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) rights, warrants or options (other than pursuant to a Rights Plan) entitling such holders for a period of not more than 60 calendar days after the announcement of such issuance to subscribe for or purchase Ordinary Shares, at a price per share or a Conversion Price per share less than the average of the Closing Sale Prices of the ADSs for the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced, divided by the number of Ordinary Shares then represented by one ADS, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration):

CR1=CR0	X	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex Date for such issuance;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Opening of Business on such Ex Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issuable pursuant to such rights, warrants or options; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants divided by the quotients of (a) the average of the Closing Sale Prices of the ADSs for the 10 consecutive Trading Days immediately preceding the date that the distribution of such rights, warrants or options was first publicly announced, divided by the number of Ordinary Shares then represented by one ADS.

Any adjustment to the Conversion Rate made pursuant to this Section 5.06(b) shall be successively made whenever any such rights, warrants or options are issued and shall become effective immediately after the Opening of Business on the Business Day following the Ex Date for such issuance. If such rights, warrants or options are not so issued, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such Ex Date for such issuance had not been fixed. In addition, to the extent that such rights, warrants or options are not exercised prior to their expiration and Ordinary Shares (directly or in the form of ADSs) are not delivered upon exercise of such rights, warrants or options, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).
In determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at less than such average of the Closing Sale Prices, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.
(c) If the Company distributes to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs), evidences of indebtedness or other non-cash assets, including securities, rights or warrants, but excluding:
(i) dividends or distributions and rights, warrants or options referred to in Section 5.06(a) or Section 5.06(b);
(ii) the initial distribution of rights issued pursuant to a stockholder rights plan; provided that such rights plan provides for the issuance of such rights with respect to the ADSs issued upon conversion of the Securities;
(iii) dividends or distributions pursuant to Section 5.12;
(iv) distributions in connection with any liquidation, dissolution or winding-up;
(v) dividends or distributions paid exclusively in cash referred to in Section 5.06(d); and

(vi) Spin-Offs to which the provisions of this Section 5.06(c) apply, then the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0	X	OS0
SPO0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on such Ex Date;

SP0	=	the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution divided by the number of Ordinary Shares then represented by one ADS; and

FMV	=	the fair market value (as determined by the Board of Directors of the Company) of the Ordinary Shares, evidences of indebtedness, assets, or property distributed with respect to each outstanding Ordinary Share, as of the Opening of Business on the Ex Date for such distribution.
If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 5.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Closing Sale Prices of the ADSs.
For the purposes of this Section 5.06(c), rights or warrants distributed by the Company to all or substantially all holders of its Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (2) are not exercisable; and (3) also are issued in respect of future issuances of Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 5.06(c) and no adjustment to the Conversion Rate under this Section 5.06(c) shall be required until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.06(c).
If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase or exchangeable for additional or different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants to the extent not exercised by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.06(c) was made, (1) in the case of any such rights or warrants that shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

With respect to an adjustment to the Conversion Rate pursuant to this Section 5.06(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), that are or, when issued, will be listed or quoted on a national securities exchange or market, the Conversion Rate will instead be adjusted based on the following formula:

CR1=CR0	X	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0		the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Ordinary Shares (directly or in the form of ADSs) applicable to one of our Ordinary Shares over the first 10 consecutive Trading Days after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the ADSs over the Valuation Period divided by the number of Ordinary Shares then represented by one ADS.
The adjustment to the Conversion Rate under the preceding paragraph will occur immediately after the Opening of Business on day after the last day of the Valuation Period; provided that in respect of any conversion prior to the last day of the Valuation Period, the adjustment to the Conversion Rate shall be given effect for purposes of such conversion and for such purposes references with respect to the last day of the Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of the Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
If any dividend or distribution described in this Section 5.06(c) is not so paid or made, the Conversion Rate shall again be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays any dividend or makes any distribution (other than in connection with a liquidation, dissolution or winding up of the Company) consisting exclusively of cash to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate will be adjusted based on the following formula:

CR1=CR0	X	SP0
SP0 - C

where

CR0	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Ex Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Opening of Business on the Ex Date for such dividend or distribution;

SP0	=	the average Closing Sale Price of an ADS over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such dividend or distribution divided by the number of Ordinary Shares then represented by one ADS; and

C	=	the amount in cash per share the Company distributes to holders of Ordinary Shares (directly or in the form of ADSs).
Any adjustment to the Conversion Rate made pursuant to this Section 5.06(d) will become effective immediately after the Close of Business on the Ex Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(e) If the Company or any of its Subsidiaries purchases Ordinary Shares (directly or in the form of ADSs)pursuant to a tender offer or exchange offer made at a price per share in excess of the average Closing Sale Price for one ADS over the 10 consecutive Trading Days immediately preceding the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer divided by the number of Ordinary Shares then represented by one ADS, the Conversion Rate will be increased based on the following formula:

CR1=CR0	X	AC0 + (SP1 x OS1)
OS0 x SP1

where

CR0	=	the Conversion Rate in effect immediately prior to the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires divided by the number of Ordinary Shares then represented by one ADS.
Any adjustment to the Conversion Rate made pursuant to this Section 5.06(e) shall occur at the Close of Business on the 10th Trading Day from, and including the Trading Day next succeeding the date such tender or exchange offer expires; provided, that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, the adjustment to the Conversion Rate shall be given effect for purposes of such conversion and for such purposes references within this Section 5.06(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.
In the event that the Company is obligated to purchase Ordinary Shares (directly or in the form of ADSs) pursuant to any such tender or exchange offer, but is permanently prevented under applicable law or otherwise from effecting any such purchase or exchange, or all such purchases or exchanges are rescinded, then the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
(f) Except as set forth in Sections 5.06(a), 5.06(b), 5.06(c), 5.06(d) or 5.06(e), the Company shall not be required to adjust the Conversion Rate for the issuance of its Ordinary Shares or ADSs or any securities convertible or exchangeable for its Ordinary Shares or ADSs or the right to purchase its Common Stock or ADSs or such convertible or exchangeable securities. If, however, application of the formulas provided in Sections 5.06(a), 5.06(b), 5.06(c), 5.06(d) or 5.06(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made.
(g) To the extent permitted by applicable law and, if applicable, to the extent in compliance with NASDAQ Rule 5635, or a successor to such rule subject, in each case, to the provisions of Section 6.9 hereof, as may be then in effect and interpreted by NASDAQ, the Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 days if the Board of Directors of the Company determines that such increase would be in the best interest of the Company. The Company may also increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock (directly or in the form of ADSs) in connection with a dividend or distribution of Common Stock (or rights to acquire Common Stock) or similar event.

(h) For purposes of this Section 5.06, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
Section 5.07. No Adjustment. Adjustments to the applicable Conversion Rate under this Article 5 shall be calculated to the nearest 1/10,000th of a share. No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.0%; provided that any adjustment which by reason of this Section 5.07(a) is not required to be made shall be carried forward and taken into account in determining any subsequent adjustment and in connection with any conversion of Securities. Notwithstanding the foregoing, upon any conversion of Securities (solely with respect to the Securities to be converted), the Company shall give effect to all adjustments that have otherwise been deferred pursuant to this Section 5.07(a).
(a) By delivering to the Holder the ADSs issuable upon conversion, together with a cash payment in lieu of fractional shares, if any, the Company will satisfy its obligation with respect to the conversion of the Securities. Upon conversion of Securities, all accrued but unpaid interest, including Additional Interest, if any, with respect to the converted Securities will be deemed to be paid in full rather than cancelled, extinguished or forfeited, unless such conversion occurs during the period from the Close of Business on any Record Date to the Opening of Business on the corresponding Interest Payment Date, in which case such payment shall be payable to the Holder of converted Securities as of the Record Date in accordance with Section 5.03 (a).
(b) No adjustment to the Conversion Rate shall be made (1) upon the issuances of any shares of Ordinary Shares pursuant to any existing or future Company plan for reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts thereunder in Ordinary Shares; (2) upon the issuance of any Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (3) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued; (4) upon a change in the par value of the Ordinary Shares; or (5) for accrued and unpaid dividends or interest (including Additional Interest, if any).
(c) No adjustment to the Conversion Rate will be made if it results in a Conversion Price that is less than the par value of the Ordinary Shares. The Company hereby agrees not to take any action that would increase the par value of its ADSs to an amount greater than the then-current Conversion Price.

Section 5.08. Adjustment for Tax Purposes. Subject to the provisions of Section 6.10 hereof, to the extent in compliance with NASDAQ Rule 5635, or a successor to such rule, as may be then in effect and interpreted by NASDAQ, the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 5.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.
Section 5.09. Notice of Adjustment. Whenever the Conversion Rate or settlement provisions are adjusted, the Company shall promptly deliver to Holders a notice of the adjustment in accordance with Section 13.02, and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect
(a) The Company shall provide the Holders 15 days prior notice of any increase in the Conversion Rate pursuant to Section 5.06(g).
Section 5.10. Adjustment to Conversion Rate upon Certain Fundamental Changes. If a Holder elects to convert its Securities in connection with a Fundamental Change described under clause (1) or (2) of the definition of Fundamental Change in Section 4.01(a) (without giving effect to the proviso in clause (2) of such definition but subject to the paragraph immediately following clause (4) of the definition thereof) (each such Fundamental Change, a “Make-Whole Fundamental Change”) occurring prior to December 15, 2015, then the Conversion Rate of such Securities shall be increased by an additional number of ADSs (the “Additional Shares”) as described below. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent during the period that begins on (and includes) the first public announcement of an event constituting a Make-Whole Fundamental Change and ends at the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.
(a) The number of Additional Shares issuable upon conversion shall be determined by reference to the table attached as Schedule A hereto, which Schedule is incorporated in and made part of this Indenture, based on the date on which the Make Whole Fundamental Change becomes effective (the “Make-Whole Effective Date”) and the price (the “Stock Price”) paid, or deemed to be paid, per ADS (or, if the sale price paid is on a per-Ordinary Share basis, the price per Ordinary Share multiplied by the number of Ordinary Shares per ADS) in such transaction or series of related transactions constituting the Make-Whole Fundamental Change, subject to adjustment as described in Section 5.10(c). If the holders of Ordinary Shares (directly or in the form of ADSs) receive only cash in such Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per ADS (or, if the sale price paid is on a per-Ordinary Share basis, the price per Ordinary Share multiplied by the number of Ordinary Shares per ADS). Otherwise, the Stock Price will be the average of the Closing Sale Prices of the ADSs on the five Trading Days prior to but excluding the Make-Whole Effective Date. The Company shall notify the Holders and the Trustee in writing of the anticipated Make-Whole Effective Date of a Make-Whole Fundamental Change resulting in an adjustment to the Conversion Rate as soon as practicable and if possible at least 10 Trading Days prior to the Make-Whole Effective Date.

(b) The number of Additional Shares issuable upon conversion shall be adjusted in the same manner as and as of any date on which the Conversion Rate of the Securities is adjusted as set forth in Section 5.06. The Stock Prices set forth in the first row of the table attached as Schedule A shall be simultaneously adjusted as of any date on which the Conversion Rate is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.
(c) If the exact Stock Prices and Make-Whole Effective Dates relating to a Make-Whole Fundamental Change are not set forth in the table in Schedule A, then:
(i) If the Stock Price is between two Stock Price amounts in the table or the Make-Whole Effective Date is between two Make-Whole Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Make-Whole Effective Dates, as applicable, based on a 365-day year.
(ii) If the Stock Price is greater than $125.00 per ADS (subject to adjustment as set forth in Section 5.10(c)), no Additional Shares will be issued upon conversion.
(iii) If the Stock Price is less than $41.14 per ADS (subject to adjustment as set forth in Section 5.10(c)), no Additional Shares will be issued upon conversion.
(d) Notwithstanding the foregoing, in no event will the total number of Additional Shares issuable upon conversion exceed 4.0512 per $1,000 principal amount of Securities (subject to adjustment as set forth in Section 5.10(c)) and no Additional Shares will be payable upon a Make-Whole Fundamental Change occurring after December 15, 2015.
(e) For the avoidance of doubt, the increases provided for in this Section 5.10 shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted.
Section 5.11. Notice of Certain Transactions. If not otherwise required in connection with a Fundamental Change, if
(a) the Company takes any action which would require an adjustment in the Conversion Rate;
(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or
(c) there is a dissolution or liquidation of the Company,
the Company shall promptly deliver to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall deliver the notice at least ten days before such date. Failure to deliver such notice or any defect therein shall not affect the validity of any transaction referred to in subsection (a), (b) or (c) of this Section 5.11.

Section 5.12. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. In the event of (a) any reclassification of the Company’s Common Stock; (b) any consolidation, merger or combination involving the Company; (c) a sale or conveyance to another Person of all or substantially all of the property and assets of the Company, directly or indirectly; or (d) a statutory share exchange (any such event a “Merger Event”), in which holders of Ordinary Shares (directly or in the form of ADSs) would be entitled to receive Ordinary Shares, ADSs or other securities, property, assets or cash (or any combination thereof) for their Ordinary Shares (directly or in the form of ADSs), then, at the effective time of any such Merger Event, the Company, or such successor, purchasing or transferee Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (in form and substance reasonably satisfactory to the Trustee) providing that the Holder of each Security then outstanding shall have the right to convert such Security into a right to the kind and amount of Ordinary Shares, ADSs or other securities, property, assets or cash (or combination thereof) that a holder of a number of ADSs equal to the Conversion Rate in effect immediately prior to the consummation of such Merger Event would have owned or been entitled to receive (the “Reference Property”) in connection with such Merger Event. If the Merger Event causes the Ordinary Shares (directly or in the form of ADSs) to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares (directly or in the form of ADSs) that affirmatively make such election. The provisions of this Section 5.12 shall similarly apply to successive Merger Events. The Company hereby agrees that it shall not become a party to any Merger Event unless its terms are consistent with this Section 5.12.
If the Company shall execute a supplemental indenture pursuant to this Section 5.12, the Company shall promptly file with the Trustee (x) an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied and (y) an Opinion of Counsel that all conditions precedent have been satisfied, and the Company shall promptly deliver notice thereof to all Holders.
Section 5.13. Trustee’s and Agents’ Disclaimer. The Trustee and Agents shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee or the Agents shall not be responsible for the Company’s failure to comply with any provisions of this Article 5, nor shall they be responsible to the Holders for any loss arising from any failure by them to do so.

The Trustee shall not be responsible for determining the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12. Each Conversion Agent shall have the same protection under this Section 5.13 as the Trustee.
Section 5.14. Stockholder Rights Plan. If, at the time of any conversion of the Securities pursuant to this Article 5, the Company has in effect a stockholder rights plan (a “Rights Plan”), each ADS issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, in each case as may be provided by the terms of the Rights Plan; provided, however, if the rights under any Rights Plan have separated from the Ordinary Shares in accordance with the provisions of the Rights Plan prior to such conversion, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs), shares of Capital Stock, evidences of indebtedness or other non-cash assets as described in Section 5.06(c) (with such separation being deemed the occurrence of a Trigger Event for purposes of Section 5.06(c)). For purposes of calculating the per share fair market value of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Ordinary Share under Section 5.06(c), any Ordinary Shares (directly or in the form of ADSs) held by any Person who is ineligible to receive such distribution under the terms of the Rights Plan shall not be deemed outstanding. The Company agrees that any Rights Plan adopted by the Company shall provide for the foregoing rights upon conversion of the Securities, and any distribution of rights or warrants pursuant to any such Rights Plan shall not constitute a distribution of rights or warrants described in Section 5.06 that would require an adjustment to the Conversion Rate.
Section 5.15. Exchange in Lieu of Conversion.
(a) If at any time when a Holder surrenders Securities for conversion prior to the Maturity Date of the Securities the Company:
(i) has designated a financial institution, which shall be a direct or indirect Depositary participant (a “Designated Institution”), to accept such Securities in exchange for ADSs equal to the consideration due upon conversion; and
(ii) notifies the Holder surrendering such Securities for conversion by the second Trading Day after the applicable Conversion Date, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in this Indenture to the contrary, the Company may direct the Conversion Agent to surrender such Securities, on the Conversion Date, to the Designated Institution for exchange in lieu of conversion.
(b) If the Designated Institution accepts Securities surrendered for exchange, the Company shall deliver ADSs to such Holder on the third Trading Day immediately following the Conversion Date. Any Securities so exchanged by such Designated Institution shall remain outstanding for all purposes under this Indenture.

(c) If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration to the Holder, or if the Designated Institution does not accept such Securities for exchange, the Company shall, within the time period specified in Section 5.02(c), convert such Securities ADSs in accordance with the provisions of Section 5.02 and Section 5.03.
For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 5.14 require such financial institution to accept any Securities for exchange.
Section 5.16. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith and in accordance with the provisions of this Article 5, absent manifest error, and set forth in a Board Resolution.
ARTICLE 6
Covenants
Section 6.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture, including payments of ADSs upon conversion. Principal amount and accrued and unpaid interest (including Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on the Business Day one day prior to such date, in accordance with this Indenture, cash designated and sufficient for the payment of all such amounts then due. The Company shall, prior to 10:00 a.m, New York City time, on the second Business Day prior to each Interest Payment Date or other due date of payments in respect of any Security, further procure that the bank effecting such payment confirms by authenticated SWIFT message to the Paying Agent the payment instructions relating to such payment. The Paying Agent shall not be bound to make any payment to Holders hereunder until it has received the full amount due to be paid by it relating to any payment to Holders hereunder.
Payment of the principal of the Securities shall be made at the Corporate Trust Office of the Trustee in cash. Payment of accrued and unpaid interest, including Additional Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Holder entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee
Section 6.02. Reports and Certain Information.
(a) The Company shall file with the Trustee, within 15 days after it is required to file them with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.

(b) Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on the latter Record Date.
(c) If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
Section 6.03. Compliance Certificates. The Company will promptly deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof (and within 14 days of a request from the Trustee), an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer, as to his or her knowledge (i) of the Company’s compliance with all conditions and covenants under the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, (ii) if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.
Section 6.04. Maintenance of Corporate Existence. Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 6.05. Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount, Repurchase Price in respect of Securities or any interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.06. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.
Section 6.07. Delivery of Certain Information. If, at any time that any of the Securities are “restricted securities” within the meaning of Rule 144, the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a Holder, or any beneficial owner of, or prospective purchaser of, the Securities or a holder of, beneficial owner of, or prospective purchaser of, any shares of Common Stock issued upon the conversion of Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder, or any beneficial owner of, or prospective purchaser of, the Securities or holder of, beneficial owner of, or prospective purchaser of, shares of Common Stock issued upon the conversion of Securities, as the case may be, to the extent required to facilitate resale by such Holder or holder pursuant to Rule 144A. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.
Section 6.08. Negative Pledge. So long as any note remains outstanding, we will not create or permit to subsist, and will procure that no subsidiary will create or permit to subsist, any security upon the whole or any part of our property, assets or revenues, present or future, to secure any international investment securities or to secure any guarantee of or indemnity in respect of, any international investment securities unless, at the same time or prior thereto, our obligations under the notes and the indenture (a) are secured equally and ratably therewith, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by holders of a majority in aggregate principal amount of the notes then outstanding.
As used in this Section 6.08:
“international investment securities” means any present or future indebtedness in the form of, or represented by, bonds, debentures, notes or other investment securities which are for the time being, or are intended to be or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market; and
“security” means a mortgage, charge, pledge, lien or other form of encumbrance or security interest securing any obligation of any person.

Section 6.09. Effectiveness of F-6 Registration Statement. The Company will use commercially reasonable efforts to keep the F-6 Registration Statement continuously effective and to maintain a sufficient number of ADSs issuable under the F-6 Registration Statement to enable all Securities to be converted into ADSs.
Section 6.10. Nasdaq Marketplace Rule Concerning Shareholder Approval. If any adjustment to the Conversion Price described in Section 5.06 or 5.08 hereof that would result in an increase in the Conversion Rate that would require shareholder approval under Nasdaq Marketplace Rule 5635 (or such successor rule), the Company agrees either (i) to follow home country practices as a foreign private issuer under Nasdaq Marketplace Rule 5615(a)(3) (or such successor rule), in which case such shareholder approval requirement would not apply, or (ii) if following home country practices is no longer available under Nasdaq rules, prior to entering into such transaction, to obtain shareholder approval of such issuances in excess of such limitations.
Section 6.11. Amendment to Deposit Agreement. The Company undertakes to amend the Deposit Agreement or enter into a supplement or side to the Deposit Agreement that will enable the Depositary to issue Restricted ADSs thereunder.
ARTICLE 7
Consolidation, Merger, Conveyance, Transfer or Lease
Section 7.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any successor Person, unless:
(a) the Company is the surviving Person, or the resulting, surviving or transferee Person, if other than the Company, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee all of the obligations of the Company under the Securities and this Indenture;
(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(c) the Company and the resulting, surviving or transferee Person, if applicable, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 7.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8
Default and Remedies
Section 8.01. Events of Default. An “Event of Default” shall occur if
(a) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at the Maturity Date, Repurchase Date or otherwise);
(b) the Company defaults in the payment of any interest (including Additional Interest, if any, or additional interest (as defined in the Registration Rights Agreement) or any Additional Interest Amount (as defined in the Registration Rights Agreement” ) on any of the Securities, when due and payable under the Securities, and such default continues for a period of 30 days;
(c) the Company fails to deliver ADSs (including any Additional Shares payable as a result of a conversion in connection with a Make-Whole Fundamental Change), when required to be delivered upon the Conversion of any Security and such failure continues for five (5) days following the scheduled settlement date for such conversion;
(d) the Company fails to provide a Fundamental Change Company Notice when required by Section 4.01(a);
(e) the Company fails to comply with any of its obligations set forth in Article 7;
(f) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than those referred to in clauses (a) through (e) above) for 60 days after receipt by the Company of a Notice of Default;
(g) an event of default as defined under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness (including by guarantee) of the Company or any such indebtedness of any of the Company’s Significant Subsidiaries for borrowed money, whether such indebtedness now exists or shall hereafter be created, if that default (i) constitutes the failure to pay when due (at express maturity, upon acceleration as a result of an event of default or otherwise) indebtedness in an aggregate principal amount in excess of $5,000,000, and (ii) such default continues for period of 30 days after receipt by the Company of a Notice of Default, without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged;

(h) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case or proceeding;
(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its properties and assets; or
(iv) makes a general assignment for the benefit of its creditors; or
(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company; or
(iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; and in each case of this clause (i) the order or decree remains unstayed and in effect for 60 consecutive days.
The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent or any Holder.
Section 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 8.01 involving the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of plus accrued and unpaid interest, including Additional Interest, if any, on all the Securities then outstanding to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.
If an Event of Default specified in clause (h) or (i) of Section 8.01 occurs with respect to the Company, all unpaid principal of plus accrued and unpaid interest, including Additional Interest, if any, on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind and annul an acceleration of Securities pursuant to the first paragraph of this Section 8.02 and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if all existing Events of Default, other than the nonpayment of the principal of and accrued and unpaid interest, including Additional Interest, if any, on the Securities that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Notwithstanding anything to the contrary in the Securities or elsewhere in this Indenture, at the election of the Company, the sole remedy for an Event of Default specified in Section 8.01(f) relating to the failure by the Company to comply with Section 6.02(a) (the “Company’s Filing Obligations”), shall consist exclusively of the right to receive Additional Interest on the Securities. For the first 90 days after the occurrence of such an Event of Default, the Additional Interest will accrue at a rate equal to 0.25% per annum, and (ii) for the 120 days immediately following such 90 day period, the Additional Interest will accrue at a rate equal to 0.50% per annum. The Additional Interest will be in addition to any additional interest and/or Additional Interest Amount that the Company is required to pay under the Registration Rights Agreement and will be payable in the same manner as such Additional Interest; provided, however, that in no event will the combined rate of the Additional Interest due pursuant to this Section 8.02 and any additional interest and/or Additional Interest Amount due under the Registration Rights Agreement exceed 0.50% per annum. This Additional Interest will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to but not including the 210th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 8.04). On such 210th day (or earlier, if such Event of Default is cured or waived pursuant to Section 8.04 prior to such 210th day), such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 8.04 prior to such 210th day, then the Trustee or the Holders of not less than 25% in principal amount of the Securities may declare the principal of and accrued and unpaid interest on all Securities to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Additional Interest as the sole remedy for an Event of Default specified in Section 8.01(f) relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company shall notify the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the Business Day on which such Event of Default would otherwise occur (which notice shall include a statement as to the date from which Additional Interest is payable). If the Company elects to pay such Additional Interest, it shall provide a direction or notice to the Trustee in the manner set forth in Section 6.02(c). Unless and until a Trust Officer receives at the Corporate Trust Office such direction or notice, the Trustee may assume without inquiry that no Additional Interest is payable. Such Additional Interest shall be payable in the manner provided for in the Registration Rights Agreement.
Section 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue (in its own name or as trustee of an express trust) any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 8.04. Waiver of Defaults and Events of Default. Subject to Section 8.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal amount of, or accrued and unpaid interest (including Additional Interest, if any) on any Security, the payment of any applicable Repurchase Price, or a failure by the Company to deliver shares of Common Stock upon conversion in accordance with Article 5 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 8.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity and/or security satisfactory to Trustee against any loss, liability or expense to the Trustee to institute such proceeding as Trustee; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In connection with the exercise of its functions (including but not limited to those referred to herein) the Trustee shall have regard to the interests of Holders as a class and shall not have regard to the consequences of such exercise for individual Holders.
Section 8.06. Limitations on Suits. A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:
(a) the Holder gives to the Trustee written notice of a continuing Event of Default;
(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense;
(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 8.07. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount of, and interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
Section 8.08. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest (including Additional Interest, if any) specified in clause (a) or (b) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.06.
Section 8.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06, and to the extent that such payment of the properly incurred compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 8.10. Priorities. If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:
First, to the Trustee for amounts due under Section 9.06;
Second, to Holders for amounts due and unpaid on the Securities for the principal amount, accrued interest (including Additional Interest, if any), Repurchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.
Section 8.12. Notice of Defaults. The Company shall give written notice to the Trustee promptly upon becoming aware of any Default under this Indenture. If an Event of Default occurs and is continuing with respect to the Securities and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of such Securities notice of the Event of Default within 90 days after it occurs. The Trustee may withhold notice to the Holders of the Securities of any Event of Default, except defaults in payment of principal amount or interest, including Additional Interest, if any, on the Securities, if and so long as a committee of the Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.
ARTICLE 9
Trustee
Section 9.01. Certain Duties and Responsibilities of Trustee. (a) Prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default that may have occurred:
(i) the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities conclusively rely and refrain, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, bad faith or its own willful misconduct, except that:
(i) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.10) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities;
(iii) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity against such risk is not assured to it; and
(iv) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 9.01.
(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section
(d) Unless specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and the Trustee shall not be obliged to verify the information contained therein.
(e) In the absence of gross negligence, willful misconduct or bad faith, the Trustee shall not be liable for any action it takes or omits to take that it believes to be authorized or within its rights or powers conferred upon it by this Indenture, including without limitation, any action it takes or omits to take in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
Section 9.02. Certain Rights of Trustee. Subject to the provisions of Section 9.01:
(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);
(c) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;
(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the outstanding Securities affected thereby (determined as provided in Section 2.10) and such Holders have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(h) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in herein. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except any Default or Event of Default occurring pursuant to Section 8.01(a) or 8.01(b) or any Default of Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Sections 6.02 and 6.03 for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(i) Notwithstanding anything to the contrary herein, under no circumstances will the Trustee or any Agent be liable to the Company or any other party to this Indenture for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit); in each case however caused or arising and whether or not foreseeable, even if the Trustee or the Agent has been advised of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise. The provisions of this sub-section (i) shall survive the resignation or removal of the Trustee and the termination of this Indenture;
(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person as so authorized in any such certificate previously delivered and not superseded.
(l) The Trustee shall have no duty to effect any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to effect the maintenance of any such recording, re-recording, filing, re-filing, depositing or re-depositing.
(m) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
Section 9.03. Trustee Not Responsible for Recitals or Issuance or Securities.
(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.
(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.
(c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or for the use or application of any moneys received by any paying agent other than the Trustee.
Section 9.04. May Hold Securities.
The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or Agent.
Section 9.05. Moneys Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 9.06. Compensation and Reimbursement.
(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing (including the Trustee’s properly incurred fees, costs and expenses), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all properly incurred out-of-pocket expenses, disbursements and advances made by the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the properly incurred expenses and disbursements of its agents, counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, damage, claim, liability or expense (including taxes) incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (including any claim asserted by the Company) of liability. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided that the failure of the Trustee to so notify the Company shall not relieve the Company of its indemnifications obligations hereunder.
(b) If Notes are accelerated in accordance with Section 8.02 or in the event of the Trustee finding it necessary or desirable or being required to undertake any exceptional duties or duties otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company shall pay such additional remuneration as the Trustee and the Company shall agree. In the event of the Trustee and the Company failing to agree upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Indenture, or failing to agree upon such additional remuneration, such matters shall be determined by an investment bank or securities firm (acting as expert and not as an arbitrator) selected by the Trustee and approved by the Company and the decision of any such investment bank or securities firm shall be final and binding on the Company, the Trustee and the Holders. The expenses involved in such nomination and such investment banks or securities firm’s fee shall be borne by the Company.
(c) The obligations of the Company under this Section 9.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee, the Agents and their respective directors, officers, employees and agents for properly incurred expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

Section 9.07. Reliance on Officer’s Certificate. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.
Section 9.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.
Section 9.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.
Section 9.10. Resignation and Removal; Appointment of Successor.
(a) The Trustee or any successor hereafter appointed may at any time resign without giving any reason with respect to the Securities by giving 60 days’ written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities by or pursuant to a resolution of its Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities, or any Holder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:
(i) the Trustee shall fail to comply with the provisions of Section 9.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six months; or
(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or
(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the Securities and appoint a successor trustee by or pursuant to a Board Resolution, or, unless the Trustee’s duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the written consent of the Company.
(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.
(e) At any time there shall be only one Trustee with respect to the Securities.
(f) Notwithstanding the replacement of the Trustee pursuant to the Section 9.10, the Company’s obligations under Section 9.06 will continue for the benefit of the retiring Trustee.
Section 9.11. Acceptance of Appointment by Successor.
(a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges (including, but not limited to, attorneys’ fees and expenses), execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 9.11.
(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 9.
(d) Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.
Section 9.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 9.13. Preferential Collection of Claims against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.
Section 9.14. Reports By Trustee To Holders. Within 60 days after each June 15, beginning with June 15, 2011, the Trustee will mail to each Holder, as provided in TIA Section 313(c), a brief report dated as of such June 15, if required by TIA Section 313(a), and file such reports with each stock exchange, if any, upon which the Securities are listed and with the SEC as required by TIA Section 313(d).

ARTICLE 10
Amendments, Supplements and Waivers
Section 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Holder to:
(a) provide for conversion rights of Holders of the Securities and the Company’s repurchase obligations in connection with a Fundamental Change, in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s properties and assets substantially as an entirety or to provide for the notes to be converted or exchanged for Reference Property;
(b) secure the Securities;
(c) provide for the assumption of the Company’s obligations to Holders of Securities in the event of a merger or consolidation or sale, conveyance, transfer or lease of all or substantially all of the Company’s properties and assets;
(d) surrender any right or power conferred upon the Company;
(e) add to the Company’s covenants for the benefit of the Holders of the Securities;
(f) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture, so long as such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect as evidenced by an Officer’s Certificate; provided that any such modification or amendment made solely to conform the provisions of this Indenture to the section of the Final Offering Memorandum captioned “Description of the Notes” shall be deemed not to adversely affect the interests of the Holders;
(g) make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not adversely affect the interests of the Holders of the Securities in any material respect as evidenced by an Officer’s Certificate; provided, further, that any amendment made solely to conform the provisions of this Indenture to the section of the Final Offering Memorandum captioned “Description of the Notes” shall be deemed not to adversely affect the interests of the Holders;
(h) increase the Conversion Rate;
(i) comply with the requirements of the SEC in order to effect or maintain the qualifications of the Indenture under the TIA;
(j) comply with the rules of any applicable securities depositary, including the Depositary;
(k) add guarantees of obligations under the Securities; and
(l) provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture.

Section 10.02. With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.03, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:
(a) change the Maturity Date of the principal of the Securities;
(b) reduce the rate or extend the time for payment of interest, including any Additional Interest, if any, on any Securities;
(c) reduce the principal amount of any Securities;
(d) reduce any amount payable upon or repurchase of any Securities;
(e) impair the right of a Holder to institute suit for payment of any Securities;
(f) change the currency in which the principal, Repurchase Price or rate of interest, including Additional Interest, if any, with respect to the Securities is payable;
(g) change the Company’s obligation to repurchase any Securities at the option of the Holder after the occurrence of a Fundamental Change in a manner adverse to the Holders;
(h) subject to the provisions set forth in Section 5.12, affect the right of a Holder to convert any Securities into ADSs or reduce the number of ADSs receivable upon conversion pursuant to the terms of this Indenture; or
(i) modify any of the provisions of the first three paragraphs of Section 8.02, Section 8.04 or this Section 10.02, or reduce the percentage of the Securities required for consent to any modification of this Indenture that does not require the consent of each affected Holder.
It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under Section 10.01 or this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 10.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Holder.
Section 10.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
Section 10.05. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.01, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.
Section 10.06. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 11
[Reserved]
ARTICLE 12
Satisfaction and Discharge
Section 12.01. Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(a) either
(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) have been delivered to the Registrar for cancellation; or
(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year, in each case whether at the Maturity Date or with respect to any Repurchase Date or by delivery of a Conversion Notice or otherwise, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, cash or a combination of cash and Common Stock, as applicable, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.09);

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company as to conversion of the Securities under Article 5 of this Indenture and to the Trustee under Section 9.06 and, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(ii), the obligations of the Trustee under Section 12.02 shall survive.
Section 12.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.
ARTICLE 13
Miscellaneous
Section 13.01. Indenture Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties of the TIA specifically incorporated into this Indenture, the Indenture shall control.
Section 13.02. Notices. Any demand, authorization notice, request, consent or communication to the Company or the Trustee, as the case may be, shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:
Home Inns & Hotels Management Inc.
No. 124 Caobao Road Xuhui District
Shanghai 200235 People’s Republic of China
Attention: Chief Financial Officer
Facsimile No.: +86 21 5425 2700

if to the Trustee, to:
The Bank of New York Mellon
101 Barclay Street
Floor 4 East
New York, New York 10286
Facsimile No.: (212) 815-5802 or (212) 815-5803
Attention: Global Corporate Trust
with a copy to:
The Bank of New York Mellon
12/F Three Pacific Place
1 Queen’s Road East
Hong Kong
Facsimile No.: (852) 2295-3283
Attention: Global Corporate Trust
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable, in the absence of willful misconduct, bad faith or gross negligence, for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions to the extent that such instructions are not inconsistent with this Indenture. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Any notice or communication to be given hereunder to a Holder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the Register.

Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 13.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312 (b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).
Section 13.04. Certificate and Opinion as to Conditions Precedent.
(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall promptly furnish to the Trustee at the request of the Trustee:
(i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
(b) Each Officer’s Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;
provided that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 13.05. Record Date for Vote or Consent of Holders. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.03, if a record date is fixed, those Persons who were Holders of Securities at the Close of Business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 13.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make rules for its functions.
Section 13.07. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the place in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest, if any) shall accrue for the intervening period.
Section 13.08. Submission to Jurisdiction. The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Security.
As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Company hereby appoints Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, New York 10017, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.
The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law...

Section 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 13.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.11. No Recourse Against Others. All liability described in paragraph 14 of the Securities of any incorporator or past, present or future director, officer, employee or stockholder, as such, of the Company and any successor is waived and released.
Section 13.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 13.13. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
Section 13.14. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.15. Calculations in Respect of the Securities. The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.
Section 13.16. Table of Contents, Headings, Etc. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.17. Force Majeure. Neither the Trustee nor the Agent shall be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Indenture arising as a direct or indirect result of any Force Majeure Event or any event where, in the reasonable opinion of the Trustee or the Agent, performance of any duty or obligation under or pursuant to this Indenture would or may be illegal or would result in the Trustee or the Agent being in breach of any law, rule, regulation of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee or the Agent is subject, or any decree, order or judgment of any court; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

“Force Majeure Event” means any event (including but not limited to an act of God, fire, epidemics, explosion, floods, earthquakes, typhoons; riot, civil commotion or unrest, insurrection, terrorism or war; and breakdown, failure or malfunction of any telecommunications, computer services or systems, or other causes) beyond the control of any party to this Indenture which restricts or prohibits the performance of the obligations of such party contemplated by this Indenture.;
Section 13.18. Right to Require Agents to Act. The Trustee is entitled to require all Agents to act under its direction following the occurrence of a Default of an Event of Default.
Section 13.19. Business and Contractual Relationships with the Company. The Trustee and entities associated with the Trustee shall be permitted to engage in business and contractual relationships with the Company and its affiliates and subsidiaries and profit therefrom without being obliged to account for such profits.
Section 13.20. Anti-money Laundering and Terrorism. The Trustee, the Paying Agent and the Registrar may take and instruct any delegate to take any action which they reasonably consider appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any policy of the Trustee, the Paying Agent and the Registrar which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. In certain circumstances, such action may delay or prevent the processing of the Issuer’s instructions, the settlement of transactions over the Issuer’s accounts or the Trustee’s, the Paying Agent’s and the Registrar’s performance of their obligations under this Agreement. The Trustee, the Paying Agent and the Registrar will endeavour to notify the Issuer of the existence of such circumstances. None of the Trustee, the Paying Agent and the Registrar and any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Trustee, the Paying Agents, the Registrar or any delegate pursuant to this Section 13.19, other than as a result of the Trustee’s gross negligence, willful misconduct or bad faith.Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

HOME INNS & HOTELS MANAGEMENT INC.
By:	/s/ Huiping Yan
	Name:	Huiping Yan
	Title:	CFO

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Eva Tam
	Name:	Eva Tam
	Title:	Vice President

SCHEDULE A
The following table sets forth an indicative number of additional ADSs to be received per $1,000 principal amount of notes:

Make Whole Effective	Stock Price
Date	$41.14	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00
December 22, 2010	4.0512	3.7535	2.8771	2.2315	1.7469	1.0909	0.6897	0.4343	0.2669	0.1256
December 15, 2011	4.0512	3.7218	2.7940	2.1804	1.7244	1.0428	0.6390	0.3904	0.2332	0.1020
December 15, 2012	4.0512	3.6996	2.7440	2.1076	1.5965	0.9125	0.5278	0.3033	0.1686	0.0583
December 15, 2013	4.0512	3.5218	2.5994	1.8338	1.3018	0.6654	0.3423	0.1726	0.0807	0.0115
December 15, 2014	4.0512	3.1880	1.9907	1.2284	0.7511	0.2755	0.0981	0.0306	0.0033	0.0000
December 15, 2015	4.0512	1.9662	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF FACE OF SECURITY]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HOME INNS & HOTELS MANAGEMENT INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY].1*
[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RULE 144A RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

[1]	This legend is to be included only if the Security is a Global Security.

*	In the case of the Rule 144A Global Notes.

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR
(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE RULE 144A RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND (OTHER THAN THE LAST TWO PARAGRAPHS HEREOF) SHALL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS NOTE.
PRIOR TO THE REGISTRATION OF ANY TRANSFER BEFORE THE RULE 144A RESALE RESTRICTION TERMINATION DATE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D) OR (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE AMERICAN DEPOSITARY SHARES (“ADSs”) ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE DEPOSIT AGREEMENT DATED OCTOBER 31, 2006 BETWEEN THE BANK OF NEW YORK, AS DEPOSITARY, THE COMPANY, AND THE OWNERS AND BENEFICIAL OWNERS OF THE ADSs.
IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES, THE ADSs ISSUABLE UPON CONVERSION OF THE NOTE OR THE ORDINARY SHARES REPRESENTED BY THE ADSs EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.] 2*

[2]	This legend is to be included only if the Security is a Registered Security.

**	In the case of the International Global Notes.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON (THE “DTC CUSTODIAN”), TO HOME INNS & HOTELS MANAGEMENT INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK MELLON OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC CUSTODIAN (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK MELLON OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC CUSTODIAN), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DTC CUSTODIAN OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DTC CUSTODIAN TO A NOMINEE OF THE DTC CUSTODIAN OR BY A NOMINEE OF THE DTC CUSTODIAN TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DTC CUSTODIAN OR BY THE DTC CUSTODIAN OR ANY SUCH NOMINEE TO A SUCCESSOR DTC CUSTODIAN OR A NOMINEE OF SUCH SUCCESSOR DTC CUSTODIAN].1**
[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND WILL NOT OFFER OR SELL THE NOTES WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THIS OFFERING AND THE CLOSING DATE OR AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR
(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT.
THE INTERNATIONAL RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST FORTY DAYS AFTER THE COMMENCEMENT OF THE OFFERING AND THE COMPLETION OF THE DISTRIBUTION OF THE NOTES AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND (OTHER THAN THE LAST TWO PARAGRAPHS HEREOF) SHALL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS NOTE.
PRIOR TO THE REGISTRATION OF ANY TRANSFER BEFORE THE INTERNATIONAL RESALE RESTRICTION TERMINATION DATE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D) OR (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE AMERICAN DEPOSITARY SHARES (“ADSs”) ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE DEPOSIT AGREEMENT DATED OCTOBER 31, 2006 BETWEEN THE BANK OF NEW YORK, AS DEPOSITARY, THE COMPANY, AND THE OWNERS AND BENEFICIAL OWNERS OF THE ADSs;
IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES, THE ADSs ISSUABLE UPON CONVERSION OF THE NOTE OR THE ORDINARY SHARES REPRESENTED BY THE ADSs EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]2**

Home Inns & Hotels Management Inc.
2.00% Convertible Senior Notes due December 15, 2015

No. 1	U.S. $[ ]
CUSIP: [43713W AA5]*3 [G6647N AA6]**4
ISIN: [US43713WAA53]* [XS0571110898]**
Home Inns & Hotels Management Inc., an exempted Cayman Islands company (the “Company”, which term shall include any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to Cede & Co., or registered assigns, the principal amount of [                    ] DOLLARS ($[                    ]), or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the reverse side of this Security on December 15, 2015 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture and the reverse hereof. Payment of the principal of this Security shall be made in the form and manner set forth in the Indenture and the reverse hereof.
Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, including, without limitation, provisions giving the Holder the right to convert this Security into ADSs representing Ordinary Shares of the Company and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Signature page follows]

[3]	In the case of the Rule 144A Global Notes.

[4]	In the case of the International Global Notes.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HOME INNS & HOTELS MANAGEMENT INC.
By:
Name:
Title:

Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION THE BANK OF NEW YORK MELLON as Trustee, certifies that this is one of the Securities described in the within-mentioned Indenture.
By:
Name:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF SECURITY]
Home Inns & Hotels Managements Inc.
2.00% Convertible Senior Notes due December 15, 2015
This Security is one of a duly authorized issue of 2.00% Convertible Senior Notes due December 15, 2015 (the “Securities”) of the Company issued under an Indenture, dated as of December 21, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those specifically made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to, the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1.	Interest.
Subject to adjustment under Section 6.02 and Section 8.02 of the Indenture, this Security shall bear interest at a rate of 2.00% per annum on the principal amount. Interest on this Security shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 21, 2010. Interest will be payable semi-annually, in arrears, on each June 15 and December 15, beginning on June 15, 2011, to holders of record at the Close of Business on the immediately preceding June 1 and December 1, respectively; provided that on the Maturity Date, interest will be paid to the holder to whom the principal amount, regardless of whether such person is the holder of record. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no interest (including Additional Interest, if any) will accrue for the intervening period.
Interest (including Additional Interest, if any) will cease to accrue on the Securities upon the Maturity Date, or their conversion or repurchase by the Company at the option of the Holder upon a Fundamental Change.
2.	Method of Payment.
Payment of the principal of the Securities shall be made at the Corporate Trust Office of the Trustee in cash. The Holder must surrender this Security to the Paying Agent to collect payment of principal. Payment of interest, including Additional Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Holder entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar and Conversion Agent.
Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.
4.	Indenture.
The Securities are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured, subject to the negative pledge described below.
5.	Negative Pledge.
So long as Security remains outstanding, the Company has agreed not to create or permit to subsist, and will procure that no subsidiary will create or permit to subsist, any security upon the whole or any part of its property, assets or revenues, present or future, to secure any international investment securities or to secure any guarantee of or indemnity in respect of, any international investment securities unless, at the same time or prior thereto, our obligations under the notes and the indenture (a) are secured equally and ratably therewith, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by holders of a majority in aggregate principal amount of the notes then outstanding.
As used in the immediately preceding paragraph:
“international investment securities” means any present or future indebtedness in the form of, or represented by, bonds, debentures, notes or other investment securities which are for the time being, or are intended to be or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market; and
“security” means a mortgage, charge, pledge, lien or other form of encumbrance or security interest securing any obligation of any person.
6.	Repurchase by the Company at the Option of the Holder upon a Fundamental Change.
Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in principal amounts of $1,000 or multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased with respect to a Repurchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, then, immediately after such Fundamental Change Repurchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered by the Holders to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon delivery of such Securities by the Holders to the Paying Agent).
7.	Conversion.
During the period from the earlier of (x) when the registration statement described in the Registration Rights Agreement becomes effective and (y) the first anniversary of the date on which the Company first issue Securities to the initial purchasers through to and including the business day prior to the Maturity Date and subject to the other provisions of the Indenture, the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into ADSs at an initial Conversion Rate of 20.2560 per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.
No fractional ADSs will be issued upon any conversion, but payment in cash will be made, as provided in the Indenture, in respect of any fraction of ADSs which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
8.	Denominations; Transfer; Exchange.
The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
9.	Persons Deemed Owners.
The registered Holder of a Security may be treated as the owner of such Security for all purposes.

10.	Unclaimed Money or Securities.
The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.
11.	Amendment, Supplement and Waiver.
Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in any instance with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect, omission, mistake or inconsistency or make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder.
12.	Additional Securities.
Subject to the terms of the Indenture, Additional Securities may be issued by the Company, without the consent of the Holders, with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however, that no such Additional Securities may be issued unless fungible with this Security for United States Federal income tax purposes (as determined by the Company).
13.	Defaults and Remedies.
If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest (including Additional Interest, if any), may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid interest (including Additional Interest, if any) shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.
Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default relating to the Company’s Filing Obligations shall consist of the right to receive Additional Interest on the Securities as set forth in the Indenture.
14.	Registration Rights; Additional Interest.
Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

15.	No Recourse Against Others.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.
16.	Trustee Dealings with the Company.
Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.
17.	Authentication.
This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
18.	Abbreviations.
Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
19.	Indenture to Control; Governing Law.
To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
20.	Copies of Indenture.
The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Home Inns & Hotels Management Inc., No. 124 Caobao Road Xuhui District, Shanghai 200235, People’s Republic of China, Attention: Chief Financial Officer, Fax +86 21 5425 2700

SCHEDULE OF EXCHANGES OF SECURITIES5
The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal
Amount of this
	Authorized	Decrease in	Increase in	Global Security
Date of	Signatory of	Principal	Principal	Following Such
Decrease or	Securities	Amount of this	Amount of this	Decrease or
Increase	Custodian	Global Security	Global Security	Increase

[5]	This schedule is to be included only if the Security is a Global Security.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)
Note:
(i)	The signature on this transfer form must correspond to the name as it appears on the face of this Note in every particular.
(ii)	A representative of the Holder should state the capacity in which he or she signs (e.g., executor).
(iii)	The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a recognized bank, notary public or in such other manner as the Paying Agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as registrar, may require.

EXHIBIT B
Form of Restricted ADS Legend
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF HOME INNS & HOTELS MANAGEMENT INC. THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING RULE 144 THEREUNDER (IF AVAILABLE)) OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) AND (II) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

B-1

EXHIBIT C
Form of Transfer Certificate
2.00% Convertible Senior Notes due December 15, 2015
Transfer Certificate
In connection with any transfer of any of the Securities prior to the Free Trade Date, the undersigned registered owner of this Security hereby certifies with respect to $                     principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
☐ The transfer of the Surrendered Securities is to the Company; or
☐ The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or
☐ The transfer of the Surrendered Securities complies with Rule 144 under the Securities Act; or
☐ The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act; or
☐ The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act.
Unless the applicable box below is checked, the undersigned confirms that (i) the undersigned is not an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”) and has not been an Affiliate of the Company during the preceding three months and (ii) to the undersigned’s knowledge, such Securities are not being transferred to an Affiliate of the Company.
☐ The undersigned is an Affiliate of the Company or was an Affiliate of the Company during the preceding three months.
☐ The transferee is an Affiliate of the Company.

Date:

By:

C-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)
Note:
(i) The signature on this transfer form must correspond to the name as it appears on the face of this Note in every particular.
(ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).
(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a recognized bank, notary public or in such other manner as the Paying Agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as registrar, may require.

C-2

EXHIBIT D
RULE 144A NOTE CONVERSION NOTICE
HOME INNS & HOTELS MANAGEMENT INC.
US$184,000,000
2.00% Convertible Senior Notes due December 15, 2015
Please read the notes at the end of this Notice before completing this Notice.
Please fax this completed Rule 144A Note Conversion Notice to:
The Bank of New York Mellon — Conversion Agent
101 Barclay Street
Floor 4 East
New York, New York 10286
Facsimile No.: (212) 815-5802 or (212) 815-5803
Attention: Global Corporate Trust
with a copy to:
The Bank of New York Mellon
12/F Three Pacific Place
1 Queen’s Road East
Hong Kong
Facsimile No.: (852) 2295-3283
Attention: Global Corporate Trust
Please enter principal amount and serial or identifying numbers of the Rule 144A Notes to be converted:

Total principal amount of Rule 144A Notes to be converted:
Serial or identifying number of Rule 144A Notes*:
CUSIP number of Rule 144A Notes:	43713W AA5

*	Not required for Rule 144A Notes represented by a Rule 144A Global Note.

To:	Home Inns & Hotels Management Inc. (the “Company”) The Bank of New York Mellon, Conversion Agent
I/We, being the holder of the Rule 144A Notes specified above, hereby elect to convert such Rule 144A Notes or portion thereof (which is US$1,000 or an integral multiple in excess thereof) into American depository shares (“ADSs”) representing ordinary shares of the Company in accordance with Article 5 of the Indenture, dated as of December 21, 2010, by and between the Company and The Bank of New York Mellon, as trustee (the “Indenture”).
A.
1.	Name, address, securities account and bank account of the person in whose name ADSs required to be delivered on conversion are to be registered or to be paid

Name:
Social Security or Tax ID number:
Account Name and Number:
Address:

2.	I/We hereby request that the ADSs (together with any cash) required to be delivered upon conversion of the Rule 144A Notes specified above be registered in the name of the person specified in item 1 above.
By executing this form, I/we (A) certify that I/we am/are not an affiliate (as such term is defined in Rule 144 under the U.S. Securities Act) of the Company or a person acting on behalf of the Company or any affiliate thereof, and (i) I/we am/are a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act (a “QIB”) and, at the time of issuance of the Shares referred to above, I/we (or one or more QIBs for whose account I/we am/are acting) will be the beneficial owner of such Shares, or (ii) I/we am/are a broker-dealer acting for the account of my/our customer; my/our customer has confirmed to me/us that it is a QIB and either (1) at the time of issuance of the ADSs, it will be the beneficial owner of such ADSs, or (2) it is acting for the account of one or more QIBs that, at the time of issuance of the ADSs, will be the beneficial owner of such ADSs, and (B) agree (or if I/we am/are acting for the account of another person, such person has confirmed to me/us that, as the beneficial owner of the ADSs, it agrees) that I/we (or it) will not offer, sell, pledge or otherwise transfer the ADSs except (i) to a person who I/we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a QIB within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A, (ii) in accordance with Regulation S under the U.S. Securities Act, (iii) pursuant to an effective registration statement under the U.S. Securities Act or (iv) in accordance with Rule 144 under the U.S. Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States.

Please read and complete Items B through E below:
B.	The Rule 144A Notes converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.
C.	I/We hereby declare that any applicable condition to conversion of the Rule 144A Notes, if any, has been complied with by me/us, and that I/we am/are not acting on behalf of the Company or any of its affiliates.
D.	I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable under the Indenture on conversion of the Rule 144A Notes in the jurisdiction where the Rule 144A Notes are delivered to the Conversion Agent have been paid.
E.	Converting holder Information and Signature:
Please complete the following information with respect to the converting holder:

Name:
Date:
Signature:

Address:
Contact Person:
Daytime Telephone No.:
Fax No.:

For Conversion Agent’s use only:
1.	(A)	Rule 144A Notes conversion identification reference: Home Inns & Hotels Management Inc. 2.00% Rule 144A Convertible Senior Notes Due 2015 (CUSIP 585147AA9)

	(B)	Conversion Date:

2.	(A)	Aggregate principal amount of Rule 144A Notes deposited for conversion:

	(B)	Conversion Price on Conversion Date:

	(C)	Number of ADS deliverable:
3.	(If applicable) amount of cash payment due to converting Holder in respect of fractions of ADS due to a consolidation or re-classification of ADSs:
N.B.	The Conversion Agent must complete items 1 and 2 and (if applicable) 3.

NOTES
1. This Conversion Notice will be void unless Sections A through E above are duly completed and must be deposited during the Conversion Period.
2. Your attention is drawn to Article 5 of the Indenture with respect to the conditions precedent which must be fulfilled before the Rule 144A Notes specified above will be treated as effectively deposited for conversion.
3. If a retroactive adjustment of the Conversion Price contemplated by the terms and conditions of the Rule 144A Notes is required in respect of a conversion of Rule 144A Notes, the additional ADSs deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the ADSs, other securities, property and cash previously delivered pursuant to the relevant Conversion Notice.

EXHIBIT E
INTERNATIONAL NOTE CONVERSION NOTICE
HOME INNS & HOTELS MANAGEMENT INC.
US$184,000,000
2.00% Convertible Senior Notes due 2015
Please read the notes at the end of this Notice before completing this Notice.
Please fax the completed International Note Conversion Notice to:
The Bank of New York Mellon — Conversion Agent
101 Barclay Street
Floor 4 East
New York, New York 10286
Facsimile No.: (212) 815-5802 or (212) 815-5803
Attention: Global Corporate Trust\
with a copy to:
The Bank of New York Mellon
12/F Three Pacific Place
1 Queen’s Road East
Hong Kong
Facsimile No.: (852) 2295-3283
Attention: Global Corporate Trust
Please enter principal amount and serial or identifying numbers of International Notes to be converted:

Total principal amount of International Notes to be converted:
Serial or identifying number of International Notes*:
ISIN number of International Notes:	XS0571110898

*	Not required for International Notes represented by an International Global Note.

TO:	Home Inns & Hotels Management Inc. (the “Company”) The Bank of New York Mellon — Conversion Agent
I/We, being the holder of the International Notes specified above, hereby irrevocably elect to convert such International Notes or portion thereof (which is US$1,000 initial principal amount or an integral multiple in excess thereof) into American depository shares (“ADSs”) representing ordinary shares of the Company in accordance with Article 5 of the Indenture, dated as of December 21, 2015, by and between the Company and The Bank of New York Mellon, as trustee (the “Indenture”).
Please complete the form below:
A.
1.	Name, address and securities account and bank account of the person in whose name ADSs are to be registered or to be paid upon conversion of the International Notes:

Name:
Account Name and Number:
Address:

2.	I/We hereby request that for the ADSs (together with any cash) delivered upon conversion of the International Notes specified above be registered in the name of the person specified in item 1 above.
By executing this form, I/we certify that either:
(a) the ADSs are not restricted securities within the meaning of Rule 144(a)(3) under the U.S. Securities Act and I/we are, or at the time the ADSs are issued, the beneficial owner of such ADSs and (i) I/we am/are not a U.S. person (as defined in Regulation S under the U.S. Securities Act) and I/we am/are located outside the United States (within the meaning of Regulation S) and I/we acquired, or have agreed to acquire and will have acquired, the Shares outside the United States (within the meaning of Regulation S), (ii) I/we am/are not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) I/we am/are not in the business of buying and selling securities or, if I/we am/are in such business, I/we did not acquire the securities from the Company or any affiliate thereof in the initial distribution of the ADSs; or

(b) the ADSs are not restricted securities within the meaning of Rule 144(a)(3) under the U.S. Securities Act and I/we am/are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the ADSs are issued, the beneficial owner of such Shares is not (i) a U.S. person (as defined in Regulation S) and it is located outside the United States (within the meaning of Regulation S) and it acquired, or has agreed to acquire and will have acquired, the Shares outside the United States (within the meaning of Regulation S), (ii) an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) in the business of buying and selling securities or, if it is in such business, it did not acquire the securities from the Company or any affiliate thereof in the initial distribution of the ADSs; or
(c) a registration statement with respect to the Ordinary Shares underlying the ADSs issuable upon conversion of these Notes has been filed and declared effective by the U.S. Securities and Exchange Commission.
Please read and complete Items B through E below:
B.	The International Notes converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.
C.	I/We hereby declare that any applicable condition to conversion of the International Notes, if any, has been complied with by me/us, and that I/we am/are not acting on behalf of the Company or any of its affiliates.
D.	I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable under the Indenture on conversion of the International Notes in the jurisdiction where the International Notes are delivered to the Conversion Agent have been paid.
E.	Converting Holder Information and Signature:
Please complete the following information with respect to the converting Holder

Name:
Date:
Signature:

Address:

Contact Person:
Daytime Telephone No.:
Fax No.:

For Conversion Agent’s use only:
1.	(A)	International Notes conversion identification reference: Home Inns & Hotels Management Inc. 2.00% International Convertible Senior Notes Due December 15, 2015 (ISIN: XS0176066388)

	(B)	Conversion Date:

2.	(A)	Aggregate principal amount of International Notes deposited for conversion:

	(B)	Conversion Price on Conversion Date:

	(C)	Number of ADSs deliverable:
3.	(If applicable) amount of cash payment due to converting Holder in respect of fractions of ADSs due to a consolidation or re-classification of ADSs:
N.B.	The Conversion Agent must complete items 1 and 2 and (if applicable) 3.

NOTES
1. This Conversion Notice will be void unless the applicable Sections A through E above are duly completed and must be deposited during the Conversion Period.
2. Your attention is drawn to Article 5 of the Indenture with respect to the conditions precedent which must be fulfilled before the International Notes specified above will be treated as effectively deposited for conversion.
3. If a retroactive adjustment of the Conversion Price contemplated by the terms and conditions of the International Notes is required in respect of a conversion of International Notes, the additional ADSs deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

EXHIBIT F
Form of Notice of Transfer Pursuant to Registration Statement
Home Inns & Hotels Management Inc.
No. 124 Caobao Road Xuhui District
Shanghai 200235 People’s Republic of China
Attention: Chief Financial Officer
Facsimile No.: +86 21 5425 2700
The Bank of New York Mellon — Conversion Agent
101 Barclay Street
Floor 4 East
New York, New York 10286
Facsimile No.: (212) 815-5802 or (212) 815-5803
Attention: Global Corporate Trust
The Bank of New York Mellon
12/F Three Pacific Place
1 Queen’s Road East
Hong Kong
Facsimile No.: (852) 2295-3283
Attention: Global Corporate Trust
Re:	Home Inns & Hotels Management Inc. (the “Company”) 2.00% Convertible Senior Notes due December 15, 2015 (the “Securities”)
Ladies and Gentlemen:
Please be advised that                      has transferred $                     aggregate principal amount of the Securities and                      American depositary shares, each representing one Ordinary Share, $0.01 par value per share, of the Company issued on conversion of the Securities (“ADSs”) pursuant to an effective Shelf Registration Statement on Form F-3 (File No. 333-                    ).
We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or ADSs is named as a “Selling Security Holder” in the Prospectus dated                     , or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of ADSs transferred are [a portion of] the Securities and ADSs listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

F-1

EXHIBIT G
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
The Bank of New York Mellon — Conversion Agent
101 Barclay Street
Floor 4 East
New York, New York 10286
Facsimile No.: (212) 815-5802 or (212) 815-5803
Attention: Global Corporate Trust
The Bank of New York Mellon
12/F Three Pacific Place
1 Queen’s Road East
Hong Kong
Facsimile No.: (852) 2295-3283
Attention: Global Corporate Trust
Re:	Home Inns & Hotels Managements Inc. (the “Company”) 2.00% Convertible Senior Notes due December 15, 2015
This is a Repurchase Notice as defined in Section 4.01(c) of the Indenture, dated as of November 22, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Securities:
I intend to deliver the following aggregate principal amount of Securities for repurchase by the Company pursuant to Section 4.01 of the Indenture (in multiples of $1,000):
$
I hereby agree that the Securities will be repurchased on the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.

Signed:

G-1